FOR IMMEDIATE RELEASE	February 1, 2017

Contact: Nelli Madden

732-577-9997

UMH PROPERTIES, INC. REPORTS COMMON SHARES OUTSTANDING

FREEHOLD, NJ, February 1, 2017........UMH Properties, Inc. (NYSE:UMH), a real estate investment trust (REIT) specializing in manufactured home communities, reported that as of January 31, 2017, the Company had outstanding 29,662,006 shares of the Company’s common stock.

Certain benchmark indices calculate market capitalization of public companies for purposes of inclusion. UMH is publishing the latest share count should these indices wish to use the most current publicly available information. Increases in shares outstanding since the number reported in the Company’s September 30, 2016 Form 10-Q are due primarily to issuance of shares under the Dividend Reinvestment and Stock Purchase Plan.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 106 manufactured home communities with approximately 19,300 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, and Michigan. In addition, the Company owns a portfolio of REIT securities.

# # # #